EXHIBIT 99.1

General Enterprise Ventures Announces Reverse Stock Split

Common Stock Will Begin Trading on Split-Adjusted Basis on August 28, 2025

Positioning for a uplist to a national exchange and long-term growth as demand grows for wildfire prevention technologies

Oceanside, Calif. / ACCESS Newswire – August 27, 2025 – General Enterprise Ventures, Inc. (OTC: GEVI) today announced that it intends to effect a reverse stock split of its common stock, par value $0.0001 per share (the “common stock”) at a ratio of one post-split share for every six pre-split shares (1-for-6 reverse stock split).

The reverse stock split is a strategic move to align the company with the listing requirements of a national securities exchange and position it for accelerated growth.

The reverse stock split will become effective at 4:05 p.m. ET on Wednesday, August 27, 2025. The Company’s common stock will continue to be traded on the OTC Markets stock exchange under the temporary ticker symbol GEVID and will begin trading on a split-adjusted basis when the market opens on Thursday, August 28, 2025. After 20 business days, the ticker symbol will revert to GEVI. The new CUSIP number for the common stock following the reverse stock split is 369759204.

“This reverse split marks a pivotal step as we prepare for uplisting to a national exchange,” said Ted Ralston, CEO of Mighty Fire Breaker. “We believe this move will enhance our visibility among institutional investors and improve our access to capital as we accelerate our growth strategy. As wildfires continue to increase in frequency and intensity, there is a pressing need for advanced prevention and suppression solutions. Our proprietary technologies are gaining momentum because they offer a proactive, science-driven and environmentally responsible approach to reducing wildfire risk and loss.”

At the effective time of the reverse stock split, every six (6) shares of the Company’s issued and outstanding common stock will be converted automatically into one (1) issued and outstanding share of common stock without any change in the par value per share. Stockholders holding shares through a brokerage account will have their shares automatically adjusted to reflect the 1-for-6 reverse stock split. It is not necessary for stockholders holding shares of the Company’s common stock in certificated form to exchange their existing stock certificates for new stock certificates of the Company in connection with the reverse stock split, although stockholders may do so if they wish.

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The reverse stock split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the reverse stock split would result in a stockholder owning a fractional share. Any fractional share of a stockholder resulting from the reverse stock split will be rounded up to the nearest whole number of shares. The reverse stock split will reduce the number of shares of the Company’s common stock outstanding from 87,550,981 shares to approximately 14,592,205 shares. Proportional adjustments will be made to the number of shares of the Company’s common stock issuable upon exercise or conversion of the Company’s equity awards, warrants and other convertible securities, as well as the applicable exercise or conversion price thereof. Stockholders with shares in brokerage accounts should direct any questions concerning the reverse stock split to their broker; all other stockholders may direct questions to the Company’s transfer agent, Colonial Stock Transfer, at (801) 355-5740.

For more information on Mighty Fire Breaker, visit www.mightyfirebreaker.com.

About General Enterprise Ventures, Inc.

General Enterprise Ventures, Inc., through its wholly owned subsidiary Mighty Fire Breaker, LLC, offers an innovative portfolio of non-toxic and environmentally safe wildfire defense solutions. The Company's offerings include wildfire home defense systems, mobile and ground application systems, and products for use in the manufacturing of fire-resilient building products.

Mighty Fire Breaker's CitroTech fire inhibitor is the only fire inhibitor designated as EPA Safer Choice and also has UL GREENGUARD GOLD certification.

Twitter: @GEVIOfficial

Website: https://generalenterpriseventures.com/

Contact:

Brett Maas, Managing Principal

Hayden IR, LLC

brett@haydenir.com

(646) 536-7331

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